Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the Third quarter and nine months ended September 30, 2016

Company to Hold Conference Call on Wednesday, November 9, 2016, at 8:30 AM ET

FUZHOU, China, November 8, 2016 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), announced today its unaudited financial results for the third quarter and nine months ended September 30, 2016.

The Company's recent notable events are as follows:

●	October 20, 2016: The Company announced that it has declared a cash dividend of $0.01 per share of common stock outstanding. The dividend was payable in cash on, or about November 15, 2016 to shareholders of record on October 31, 2016. This marks the eighth consecutive quarterly dividend paid by the Company, which it intends to continue paying on a quarterly basis.

●	The Company previously announced in August 2016, that 13 fishing vessels controlled by the Company have obtained fishing licenses from the Ministry of Agriculture and Fisheries of Democratic Republic of Timor-Leste and are expected to operate in the sea area of Timor-Leste. In November, these 13 fishing vessels have completed its modification process to change their fishing method in order to meet the local requirements, and are on the way to their operating destination in the sea area of Timor-Leste.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “In the third quarter 2016, we continued to reach out to different countries and regions seeking to expand our fishing territories. We are pleased to announce that 13 of our fishing vessels are on the way to their fishing destination in the sea area of Timor-Leste, and we expect to put these vessels in full operation the upcoming weeks. Meanwhile, we are also in the process of negotiating with delegates from several countries with fertile fish resources, and we have already looked into opportunities outside of Asia-Pacific. We are committed to providing a variety of natural seafood products around the world to Chinese consumers.”

Factors Affecting Pingtan’s Results of Operation – Indonesia Moratorium

As previously disclosed in Form 10-K and 10-Q the Company filed in 2015 and 2016, in early December 2014 the Indonesian government introduced a nine-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could monitor the operations of existing fleets and fight illegal fishing activities. As a result, all licensed fishing vessels operating in Indonesian waters were informed by the Indonesian government to operate within strict guidelines and subsequently to cease operation, in order to avoid potential enforcement actions by the Indonesian Navy such as boat seizures.

Pingtan Marine Enterprise, Ltd.	Page 2
November 8, 2016

To cooperate and comply with the Indonesian government’s fishing license check procedures; the Company reduced its operations in January 2015. Since February 2015, Pingtan has ceased operations of the vessels in Indonesian waters. Since the Company derives a majority of its revenue from this area, this ban caused a significant drop in production.

In November 2015, the Indonesian government announced that the moratorium had concluded. The Company’s expectation is that the MMAF will implement new fishing policies and resume the license renewal process, although this has not yet occurred. In the interim, the Company’s financial results will continue to be materially adversely affected by this moratorium.

Among the company’s 135 fishing vessels, 13 vessels have obtained fishing licenses from the Ministry of Agriculture and Fisheries of Democratic Republic of Timor-Leste and will operate in the sea area of Democratic Republic of Timor-Leste; 12 vessels are operating in the Bay of Bengal in India; 6 vessels are licensed to operate in Western and Central Pacific Ocean of the international waters, and the remaining vessels are licensed to operate in the Arafura Sea in Indonesia.

Third Quarter 2016 Financial Highlights (all results are compared to prior year period)

●	As a result of the above, revenue was $1.2 million compared to $2.7 million.

●	Gross loss was $12.3 million compared to of $6.5 million.

●	Net loss was $13.9 million, or $0.16 per basic and diluted share, compared to net income of $22.5 million, or $0.26 per basic and diluted share.

Third Quarter 2016 Selected Financial Highlights

($ in millions, except per share data)	Three Months ended September 30,
	2016	2015
	(Unaudited)	(Unaudited)
Revenue	$1.2	$2.7
Cost of Revenue	$13.5	$9.2
Gross loss	$(12.3)	$(6.5)
Gross Margin	(1,053.3%)	(237.4%)
Net (loss) income	$(13.9)	$22.5
Basic and Diluted Weighted Average Shares	79.1	79.1
Net (loss) income per ordinary share (in $)	$(0.16)	$0.26

Balance Sheet Highlights

($ in millions, except per share data)	9/30/2016	12/31/2015
	(Unaudited)	(Audited)
Cash and Cash Equivalents	$0.6	$11.4
Total Current Assets	48.5	91.9
Total Assets	225.3	231.9
Total Current Liabilities	56.7	42.5
Total Long-term Debt, net of current portion	31.8	22.6
Total Liabilities	88.5	65.1
Shareholders’ Equity	136.7	166.8
Total Liabilities and Shareholders’ Equity	225.3	231.9
Book Value Per Share (in $)	$1.73	$2.11

Pingtan Marine Enterprise, Ltd.	Page 3
November 8, 2016

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business and sales of frozen fish and other marine catches, for the three months ended September 30, 2016, were $1.2 million compared to $2.7 million for the same period in 2015. The decrease was primarily due to significant decrease in sales volumes, as the Company temporarily ceased its operations in the Indonesia waters since February 2015 due to the moratorium described above, as well as decrease in average unit sale price compared to prior year period.

For the nine months ended September 30, 2016, the Company’s revenues were $7.4 million compared to $46.7 million in the first nine months of 2015. The decrease was primarily due to decrease in sales volume due to the moratorium described above.

Gross Margin

As a result of the moratorium described above, the Company’s gross margin was negative for the three and nine months ended September 30, 2016.

Selling Expenses

Selling expenses were $0.09 million for the three months ended September 30, 2016, compared to $0.3 million in the prior-year period.

For the nine months ended September 30, 2016, selling expenses were $0.5 million, compared to $1.3 million in the same period of 2015.

General & Administrative Expenses

For the three months ended September 30, 2016 and 2015, general and administrative expenses were $0.7 million.

For the nine months ended September 30, 2016, general and administrative expenses were $3.0 million compared to $2.5 million in the same period of 2015.

Net (Loss) Income

For the three months ended September 30, 2016, net loss was $13.9 million, or $(0.16) per basic and diluted share, compared to net income of $22.5 million, or $0.26 per basic and diluted share, in the same period of 2015. The decrease was primarily due to the factors described above.

For the nine months ended September 30, 2016, the Company’s net loss was $23.9 million, or $(0.28) per basic and diluted share, compared to net income of $29.4 million, or $0.35 per basic and diluted share, in the same period of 2015.

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November 8, 2016

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Wednesday, November 9, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310
Live Participant Dial In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q3-2016. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County O cean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing, a provider of high quality seafood in the PRC, primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, Pingtan’s expectation thatit intends to continue paying on a quarterly basis and that it expects to put 13 modified vessels in full operation the upcoming weeks.. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

Pingtan Marine Enterprise, Ltd.	Page 5
November 8, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

REVENUE	$1,168,946	$2,740,981	$7,388,395	$46,727,808

COST OF REVENUE	13,481,775	9,248,696	26,054,703	40,562,651

GROSS (LOSS) PROFIT	(12,312,829)	(6,507,715)	(18,666,308)	6,165,157

OPERATING EXPENSES:
Selling	93,843	312,574	508,062	1,309,859
General and administrative	660,700	733,923	3,038,984	2,547,225

Total Operating Expenses	754,543	1,046,497	3,547,046	3,857,084

(LOSS) INCOME FROM OPERATIONS	(13,067,372)	(7,554,212)	(22,213,354)	2,308,073

OTHER INCOME (EXPENSE):
Interest income	782	10,875	4,051	98,894
Interest expense	(738,548)	(817,321)	(1,656,672)	(2,856,516)
Foreign currency transaction loss	(86,414)	(774,934)	(542,694)	(714,620)
Grant income	-	31,691,166	153,514	31,691,166
Gain (loss) from cost method investment	-	(3,264)	378,997	417,434
Loss on equity method investment	(6,968)	(34,187)	(25,095)	(37,545)
Loss on fixed assets disposal	-	-	-	(1,544,277)
Other (expense) income	(59)	1	(476)	(212)

Total Other (Expense) Income, net	(831,207)	30,072,336	(1,688,375)	27,054,324

(LOSS) INCOME BEFORE INCOME TAXES	(13,898,579)	22,518,124	(23,901,729)	29,362,397

INCOME TAXES	-	-	993	-

NET (LOSS) INCOME	$(13,898,579)	$22,518,124	$(23,902,722)	$29,362,397

LESS: NET (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(1,075,177)	1,834,497	(1,750,492)	1,925,443

NET (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(12,823,402)	$20,683,627	$(22,152,230)	$27,436,954

COMPREHENSIVE (LOSS) INCOME:
NET (LOSS) INCOME	(13,898,579)	22,518,124	(23,902,722)	29,362,397
OTHER COMPREHENSIVE LOSS
Unrealized foreign currency translation loss	(459,166)	(6,948,652)	(3,831,852)	(5,848,277)
COMPREHENSIVE (LOSS) INCOME	$(14,357,745)	$15,569,472	$(27,734,574)	$23,514,120
LESS: COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(1,111,153)	1,277,639	(2,054,095)	1,600,169
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(13,246,592)	$14,291,833	$(25,680,479)	$21,913,951

NET (LOSS) INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY
Basic and diluted	$(0.16)	$0.26	$(0.28)	$0.35

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	79,055,053	79,055,053

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November 8, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	September 30,	December 31,
	2016	2015
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash	$567,931	$11,448,684
Restricted cash	4,039,344	1,577,642
Accounts receivable, net of allowance for doubtful accounts	3,140,043	12,575,042
Inventories, net of reserve for inventories	2,287,067	2,336,167
Advances to suppliers	34,735,933	35,994,146
Prepaid expenses	6,297	1,818
Prepaid expenses - related parties	1,128,172	4,640,166
Receivable from transferring equity method investment shares	-	15,406,659
Other receivables	171,752	78,051
Other receivables - related parties	2,429,988	7,887,527

Total Current Assets	48,506,527	91,945,902

OTHER ASSETS:
Cost method investment	3,148,709	3,235,398
Equity method investment	29,644,707	30,486,314
Prepayment for long-term assets	16,987,556	11,654,645
Property, plant and equipment, net	126,968,222	94,555,114

Total Other Assets	176,749,194	139,931,471

Total Assets	$225,255,721	$231,877,373

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$911,613	$978,353
Accounts payable - related parties	105,024	408,631
Short-term bank loans	26,148,156	21,971,438
Long-term bank loans - current portion	15,098,809	12,679,680
Accrued liabilities and other payables	5,826,736	5,044,049
Due to related parties	8,614,831	1,384,644

Total Current Liabilities	56,705,169	42,466,795

OTHER LIABILITIES:
Long-term bank loans - non-current portion	31,816,955	22,570,755

Total Liabilities	88,522,124	65,037,550

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at September 30, 2016 and December 31, 2015)	79,055	79,055
Additional paid-in capital	111,008,085	111,008,085
Retained earnings	9,794,158	34,318,040
Statutory reserve	9,391,827	9,391,827
Accumulated other comprehensive loss	(7,854,600)	(4,326,351)
Total equity attributable to owners of the company	122,418,525	150,470,656
Non-controlling interest	14,315,072	16,369,167

Total Shareholders' Equity	136,733,597	166,839,823

Total Liabilities and Shareholders' Equity	$225,255,721	$231,877,373

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November 8, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN U.S. DOLLARS)

	For the Nine Months Ended
	September 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(23,902,722)	$29,362,397
Adjustments to reconcile net (loss) income from operations to net cash provided by operating activities:
Depreciation	4,769,455	4,360,186
Decrease in allowance for doubtful accounts	(112,562)	(87,535)
Increase in reserve for inventories	1,506,320	-
Loss on equity method investment	25,095	37,545
Loss on disposal of fixed assets	-	1,544,277
Changes in operating assets and liabilities:
Accounts receivable	9,335,357	39,365,984
Inventories	(1,520,001)	6,466,615
Advances to suppliers	297,813	(35,352,076)
Prepaid expenses	(4,590)	(4,474,501)
Prepaid expenses - related parties	3,434,109	(7,684,028)
Deferred expenses - related parties	-	977,895
Other receivables	(95,068)	88,115
Other receivables - related parties	-	4,384,313
Accounts payable	(41,081)	(31,612)
Accounts payable - related parties	(296,671)	2,624,623
Advances from customers	-	(164,133)
Accrued liabilities and other payables	930,168	3,970,928
Accrued liabilities and other payables - related party	8,709,266	-

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,034,888	45,388,993

CASH FLOWS FROM INVESTING ACTIVITIES:
Refunds from commercial retail space prepayments	-	22,407,331
Purchase of property, plant and equipment	(959,034)	(16,295)
Prepayments made for long-term assets	(44,329,098)	-
Proceeds from transferring equity method investment share	15,199,416	-
Payments for equity method investment	-	(40,580,463)

NET CASH USED IN INVESTING ACTIVITIES	(30,088,716)	(18,189,427)

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(IN U.S. DOLLARS)

	For the Nine Months Ended September 30,
	2016	2015

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	18,999,502	15,472,361
Repayments of short-term bank loans	(14,168,748)	(16,250,334)
Proceeds from long-term bank loans	18,999,270	-
Repayments of long-term bank loans	(6,216,561)	(14,255,917)
Increase in restricted cash	(2,538,303)	-
Advances from related parties	3,753,620	2,550,000
Payments made for dividend	(2,371,652)	(1,581,101)
Capital contribution from non-controlling interest	-	64,928,741
Payments made to related parties in connection with the termination of VIE	-	(13,472,714)
Acquisition of fishing vessels from related parties under common control	-	(56,206,080)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	16,457,128	(18,815,044)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(284,053)	(44,484)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,880,753)	8,340,038

CASH AND CASH EQUIVALENTS - beginning of period	11,448,684	12,752,272

CASH AND CASH EQUIVALENTS - end of period	$567,931	$21,092,310

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$1,976,789	$2,858,417
Income taxes	$993	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$38,606,518	$-
Offset other receivables - related parties against due to related parties	$5,114,910	$-